Exhibit 10.227


                           Benefit Equalization Plan
                                      of
                            U.S. Trust Corporation

             As Amended and Restated effective as of January 1, 2001


1.        Purpose

The Plan hereinafter set forth represents a continuation of the Benefit Equalization Plan maintained by U.S. Trust Corporation before its merger with the Charles Schwab Corporation pursuant to the Agreement and Plan of Merger dated as of January 12, 2000.

The purpose of the Plan is to provide members of the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies, and their surviving spouses, with benefits that are intended to replace benefits that would have been payable to them under such plan but for the limitations imposed by section 401(a)(17) of the Code and, for periods ending prior to January 1, 1997, by section 415 of the Code.

The Plan is intended to constitute an "excess benefit plan", as that term is defined in section 3(36) of ERISA, to the extent that the Plan provides benefits equal to any reduction in benefits under the Retirement Plan attributable solely to the limitations imposed by section 415 of the Code. The Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for "a select group of management or highly compensated employees", within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, to the extent that the Plan provides any other benefits.

2.        Definitions

When used herein, the following terms shall have the following meanings:

          "Account" shall mean the Account established for a Participant pursuant to Section 7.

          "Affiliated Companies" shall mean United States Trust Company of New York and each other direct or indirect subsidiary of U.S. Trust Corporation.

          "Average Market Value" shall mean, with respect to one share of Common Stock as of any date or with respect to any period, the average of the mean between the per-share high and low prices for the Common Stock on such date, or on each trading day during such period, as quoted on the New York Stock Exchange, or, if the Common Stock is not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

          "Beneficiary" shall mean the person or persons designated by a Participant in accordance with Section 15 to receive any amount, or any shares of Common Stock, payable under the Plan by reason of his or her death.

          "Benefit Limitations" shall mean (i) the limitation imposed by section 401(a)(17) of the Code on the amount of an Eligible Employee's annual compensation that may be taken into account in computing the Eligible Employee's pension benefit under the Retirement Plan and (ii) the limitations imposed by section 415 of the Code on the amount of the pension benefit payable to an Eligible Employee under the Retirement Plan.

          "Board of Directors" shall mean the Board of Directors of the Corporation.

          "Business Day" shall mean any day on which Common Stock is traded on the New York Stock Exchange or, if the Common Stock is not traded on such exchange, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

          "Change in Control" shall mean that any of the following events has occurred after January 1, 2001:

               (i) A change in control of the Company required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (ii) A change in the composition of the Board of Directors of the
                    Company, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or
                    (ii) were elected or nominated for election to the Board of Directors of the Company with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

               (iii)Any  "person"  (as such term is used in  sections  13(d) and
                    14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" shall mean the Committee as constituted from time to time, appointed by the senior management of the Corporation and/or Company to administer the Plan.

          "Common Stock" shall mean the common stock ($0.01 par value per share) of The Charles Schwab Corporation.

          "Company" shall mean The Charles Schwab Corporation, a Delaware corporation.

          "Compensation" shall mean, with respect to any Participant for any Plan Year beginning on or after January 1, 1997, such Participant's "Compensation" for such year, as defined in the Retirement Plan.

          "Compensation Limit" shall mean, with respect to any Plan Year beginning on or after January 1, 1997, the amount of the limitation on annual compensation in effect for such Plan Year under section 401(a)(17) of the Code.

          "Corporation" shall mean U.S. Trust Corporation, a wholly owned subsidiary of the Company.

          "Determined Value" shall mean the highest price per share of Common Stock paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control of the Company).

          "Earliest Payment Date" shall mean (i) the date as of which payment of an Eligible Employee's pension under the Retirement Plan commences, or
          (ii) if earlier, the earliest date as of which the Eligible Employee could elect under the Retirement Plan to have payment of his or her pension commence.

          "Eligible Employee" shall mean any Employee who becomes eligible to receive a pension pursuant to the Retirement Plan, the amount of which is less than the amount of the pension he or she would be entitled to receive if the Employee's pension were calculated without regard to the Benefit Limitations.

          "Eligible Spouse" shall mean the surviving spouse of a deceased Employee who, upon such Employee's death, becomes entitled to receive a Spouse's Preretirement Survivorship Pension pursuant to the Retirement Plan, the amount of which is less than the amount of the Spouse's Preretirement Survivorship Pension he or she would be entitled to receive if the Pension that the deceased Employee would have been entitled to receive had he or she not died were calculated without regard to the Benefit Limitations. Notwithstanding the foregoing, the surviving spouse of a deceased Employee shall not be treated as an Eligible Spouse for purposes of this Plan if payment of an Excess Pension Benefit to such deceased Employee had commenced prior to his or her death.

          "Employee" shall mean any person employed, or formerly employed, by the Corporation or any of its Affiliated Companies that participates, or formerly participated, in the Retirement Plan.

          "Equivalent Actuarial Value" shall have the same meaning as is assigned to such term under the Retirement Plan for purposes of converting a life annuity to a 50% joint and survivor annuity, or, as the context may require, for purposes of determining the amount of distributions payable in the form of a lump sum payment under Section
          7.6 of the Retirement Plan.

          "Participant" shall mean, on or after January 1, 2001, (i) any Employee who was a Participant of the Prior Plan on December 31, 2000 and (ii) any other Employee who becomes a Member of the Retirement Plan on or after January 1, 2001 and who has Compensation for any Plan Year beginning on or after January 1, 2001 that is in excess of the Compensation Limit for such year. For purposes of the foregoing, any Employee who is hired after January 1, 2001 and who has Compensation in excess of the Compensation Limit for the Plan Year in which his date of hire occurs shall be treated as a Participant for such Plan Year if he or she is expected to become a Member of the Retirement Plan in the next following Plan Year.

          "Payment Starting Date" shall mean the first day of the month coinciding with or next following the later of (i) the date of the Eligible Employee's Termination of Employment or (ii) the Eligible Employee's Earliest Payment Date.

          "Phantom Share Unit" or "PSU" shall mean a unit of measurement equivalent to one share of Common Stock with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

          "Plan" shall mean the Benefit Equalization Plan of U.S. Trust Corporation as set forth herein and as amended from time to time.

          "Plan Year" shall mean the calendar year.

          "Prior Plan" shall mean the Benefit Equalization Plan of U.S. Trust Corporation as in effect prior to January 1, 2001.

          "Retirement" shall mean a Participant's Termination of Employment for any reason other than death if, as of the date of the Participant's Termination of Employment, (i) the Participant has attained age 65, or
          (ii) the Participant has attained age sixty (60) and is credited with at least ten (10) "Years of Service" (as defined in the Retirement
          Plan), or (iii) the sum of the Participant's age and the number of his or her "Years of Service", as defined in the Retirement Plan, is at least equal to 80. In addition, in the case of any Participant who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated Companies and who continues to receive payments under such plan throughout the entire period ending on the date on which Participant first meets the age, or the age of service, requirements set forth in clause (i), (ii) or (iii) above, such Participant shall be treated, for purposes of the Plan, as having terminated employment as a result of Retirement on the first day of the month following the date on which the Participant first meets such requirements. In applying clause (ii) and (iii) above for this purpose, the Participant's "Years of Service" shall include the number of calendar years (or part thereof) during which the Participant has received benefit payments under such long-term disability plan.

          "Retirement Plan" shall mean the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies, as amended and restated from time to time.

          "Termination of Employment" shall mean the termination of an Employee's employment with the Corporation, its Affiliated Companies or the Company. For this purpose, a Participant who ceases active employment by reason of disability, but who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated Companies or the Company shall be treated as continuing to be employed with the Corporation and its Affiliated Companies or the Company until the earlier of (i) the date as of which he or she ceases to receive benefit payments under such plan, or (ii) the date as of which he or she is treated as having terminated employment as a result of Retirement.

          Each other capitalized term used herein, not otherwise defined, shall have the meaning given to such term under the Retirement Plan.

3.        Excess Pension Benefit

Upon Termination of Employment of an Eligible Employee who elected (or was deemed to have elected) under the terms of the Prior Plan not to continue active participation in the Plan for Plan Years on or after January 1, 1997 for any reason other than death, the Eligible Employee shall be entitled to receive an Excess Pension Benefit calculated under Section 3 of the Prior Plan.

4.        Excess Survivorship Pension Benefit

Upon the death of an Eligible Employee who elected (or was deemed to have elected) under the terms of the Prior Plan not to continue active participation in the Plan for Plan Years on or after January 1, 1997, the Employee's Eligible Spouse shall be entitled to receive an Excess Survivorship Pension Benefit calculated under Section 4 of the Prior Plan.

5.        Converted Plan Benefit

As provided in Section 5 of the Prior Plan, no Excess Pension Benefit or Excess Survivorship Pension Benefit shall accrue under Section 3 or 4 of the Prior Plan with respect to any Employee after December 31, 1996. The Account of each Participant who was a Member of the Retirement Plan on December 31, 1996 and who elected under Section 5 of the Prior Plan to continue participation in the Prior Plan for Plan Years beginning on or after January 1, 1997 has been credited with a Converted Plan Benefit amount determined for the Participant in the manner described in Section 6 of the Prior Plan.

6.        Compensation Limit Benefit

For each Plan Year beginning on and after January 1, 1997 in which a Participant has Compensation in excess of the Compensation Limit for such year, the Account of such Participant shall be credited with an amount determined by multiplying
(i) the amount by which the Participant's Compensation exceeds the Compensation Limit for such year by (ii) the percentage applicable to the Participant for such year, determined under the following table based on his or her attained age as of the close of such year.

                    Attained Age                Percent

                    Under 30                         0%
                    30-34                          2.5%
                    35-39                          5.0%
                    40-44                          7.5%
                    45-49                         10.0%
                    50-54                         15.0%
                    55-59                         17.5%
                    60-62                         20.0%
                    Over 62                       10.0%

Notwithstanding the foregoing, no amount shall be credited to a Participant's Account pursuant to this Section 6 for the Plan Year in which the Participant's Termination of Employment occurs unless it occurs either (i) on the last day of such year, or (ii) as a result of the Participant's Retirement, or as a result of the Participant's death after he or she has met the age, or the age and service, requirements for eligibility for Retirement. The amount to be credited to a Participant's Account for the Plan Year in which his or her Termination of Employment occurs as a result of his or her Retirement or death as described in clause (ii) of the preceding sentence shall be a pro-rated amount based on the number of months of service completed by the Participant during such year. In the case of any Employee who is treated, pursuant to the last sentence of the definition of the term "Participant" in Section 2, as a Participant for the Plan Year in which he or she is hired, the amount to be credited to such Participant for such Plan Year, pursuant to this Section 6, shall be a pro-rated amount based on the number of months of service completed by the Participants during such year.

The amount to be credited to a Participant's Account for any Plan Year, pursuant to this Section 6, shall be credited as of December 31 of such year. Effective January 1, 2001, the total amount to be credited to a Participant's Account for a Plan Year shall be credited to the Cash Portion of the Participant's Account. Notwithstanding the foregoing and solely for the Plan Year ending December 31, 2000, a Participant may elect in the manner prescribed by the Committee to have 25% of the amount to be credited to such Participant for the Plan Year ending December 31, 2000 pursuant to this Section 6, to be credited to the PSU Portion of his or her Account.

7.        Accounts

For each Participant, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account to reflect such Participant's interest under the Plan. The Account so established shall be maintained in accordance with the following provisions:

     (a) The Account established for each Participant shall consist of two sub-accounts referred to herein, respectively, as the "PSU Portion" and the "Cash Portion."

     (b) The PSU Portion and the Cash Portion of each Participant's Account shall be credited with such amounts as of such dates, as required pursuant to the provisions of Section 6 and 7 of the Prior Plan and
          Section 6 of this Plan.

     (c) The PSU Portion and the Cash Portion of a Participant's Account shall be adjusted to reflect all additional PSU's and Earnings (as defined in Paragraph (c) of Section 9) to be credited to such Portions pursuant to Section 9 and all payments made with respect to such Portions pursuant to Section 10.

     (d) No portion of a Participant's interest in his or her Account shall become vested and nonforfeitable until the Participant has completed five Years of Service as defined in the Retirement Plan, at which time the Participant's interest shall become fully vested and nonforfeitable.

8.        Conversion to PSU's

Each amount credited to the PSU Portion of a Participant's  Account  pursuant to
Section 6 shall be converted into (and after such conversion shall be reflected, in such Portion as) a number of Phantom Share Units ("PSU's"). The conversion shall be made as of the same date as the date as of which such amount is to be credited. The number of PSU's into which any amount so credited is to be converted shall be determined by dividing (i) the dollar value of such amount by
(ii) the Average Market Value of one share of Common Stock on the date as of which such amount is to be converted or, if such conversion date is not a Business Day, on the Business Day next preceding such conversion date.

9.        Crediting of Dividend Equivalents and Earnings

Until payment with respect to a Participant's Account has been made in full in accordance with Section 10, the PSU Portion of a Participant's Account shall be credited with additional PSU's, and the Cash Portion of a Participant's Account shall be credited with interest or Earnings in accordance with the following provisions:

     (a) As of each date on which the Company pays a dividend on its Common Stock ("Dividend Payment Date"), the PSU Portion of each Participant's Account shall be credited with additional PSU's, the number of which shall be determined by first (i) multiplying the number of PSU's standing to the Participant's credit on the date such dividend was declared by the per-share dollar amount of the dividend so paid and then (ii) dividing the resulting amount by the Average Market Value of one share of Common Stock on the Dividend Payment Date.

     (b) As of the last day of each calendar month, each part of the balance of the Cash Portion of a Participant's Account for which a separate Earnings Credit Option (as hereinafter defined) is in effect pursuant to the Participant's election hereunder shall be credited with an amount determined by multiplying such part of the balance by a percentage corresponding to the Applicable Rate of Return (as hereinafter defined) for such month under such Earnings Credit Option. The amount so credited (which may be positive or negative depending on whether the Applicable Rate of Return for the month is positive or negative) is referred to herein as "Earnings".

     (c) For purposes of this Section 9, the term "Earnings Credit Option" shall mean, as of any date of reference, any one of the following: the S&P 500 Index, the Lehman Bros. Government/Corporate Bond Index and the IBC's Money Fund Report First Tier Average. Notwithstanding the foregoing, the Committee may at any time, in its sole discretion, determine that any option referred to in the preceding paragraph shall cease to constitute an Earnings Crediting Option for purposes of the Plan. Participants shall be notified in writing at least 45 days in advance of any change in the Plan's Earnings Crediting Options.

     (d) The "Applicable Rate of Return" for any month shall mean (i) in the case of the S&P 500 Index, the percentage, as determined by the Committee, by which (A) the value of such Index as of the last business day of such month, as adjusted to reflect all income earned for such month on the securities included in such Index, exceeds or is less than (B) the value of such Index as of the last business day of the immediately preceding month, determined without taking such adjustment into account; (ii) in the case of the Lehman Bros. Government/Corporate Bond Index, the percentage, as determined by the Committee, by which the value of such Index as of the last Business Day of such month exceeds or is less than the value of such Index as of the last Business Day of the immediately preceding month; (iii) in the case of the IBC's Money Fund Report First Tier Average, the rate of return corresponding to the 7-day compounded yield for such Average, for the period ending on, or most recently prior to, the last day of such month; and (iv) in the case of any other Earnings Crediting Option, the rate of return applicable for such month as determined by the Committee, in its sole discretion.

     (e) A Participant may make elections in the manner prescribed by the Committee with respect to the Earnings Crediting Options that are to apply with respect to the Cash Portion of his or her Account, in accordance with the following rules:

          (i) A Participant may elect to have any part or all of the balance of the Cash Portion credited with Earnings under any Earnings Crediting Option available under the Plan at the time of his or her election.

          (ii) Each Employee who becomes a Participant by virtue of having Compensation in excess of the Compensation Limit for any Plan Year beginning on or after January 1, 2001, shall make an initial election as to the Earnings Crediting Options that are to apply with respect to the Cash Portion of his or her Account in such manner as the Committee may describe by no later than December 31 of the first Plan Year for which an amount is to be credited to his or her Account pursuant to Section 6. If any such Participant fails to make such election by such date, such Participant shall be deemed to have selected the IBC's Money Fund Report First Tier Average as the Earnings Crediting Option to apply to the entire balance of the Cash Portion.

          (iii)The Earnings Crediting Options selected in the initial election made by a Participant under clause (ii) (or deemed to have been selected by a Participant under clause (ii) above) shall remain in effect (and shall apply to all additional amounts credited to the Cash Portion with respect to any subsequent Plan Years) until the Participant changes his or her election in accordance with clause (iv) below.

          (iv) A Participant may change the Earnings Crediting Options that are to apply with respect to the Cash Portion of his or her Account by making a new election in accordance with such rules and procedures as the Committee shall prescribe. In such election, the Participant shall specify, by percentages (which must be even multiples of 5%) the respective parts of the balance of the Cash Portion that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant. The Participant's new election shall become effective as of the first day of the calendar month following the date on which such election is so communicated, provided that it is so communicated at least 2 Business Days prior to such first day. The Earnings Crediting Options selected by the Participant in such new election shall remain in effect until the Participant again changes his election with respect to the Cash Portion of his or her Account in accordance with this clause (iv).

     (g) The Cash Portion of a Participant's Account shall continue to be credited with Earnings in accordance with the provisions of this
          Section 9 until all payments required to be made with respect to the Cash Portion under Section 10 have been made. For this purpose, any payments made under Section 10 with respect to the Cash Portion of the Participant's Account will be deemed to have been made pro rata from the respective parts of the balance of the Cash Portion that are subject to separate Earnings Crediting Options.

10.       Payment of Account Balances

Payment with respect to a Participant's Account shall be made in accordance with the following provisions:

     (a) The vested balances of the PSU Portion and the Cash Portion of a Participant's Account shall become payable upon the Participant's Termination of Employment for any reason. If the Participant's interest in his or her Account had not become vested prior to the Participant's Termination of Employment, his or her entire interest in such Account shall be forfeited on such date.

     (b) Unless at the time a Participant's Account first becomes payable there is in effect for the Participant an election under (c) below, payment with respect to the PSU Portion and the Cash Portion of the Participant's Account shall be made in the form of a single lump sum payment. Such payment shall consist of (i) a number of shares of Common Stock equal to the number of whole PSU's included in the balance of the PSU Portion of the Participant's Account on the date of payment and (ii) cash in an amount equal to the sum of (A) the balance of the Cash Portion of the Participant's Account on the date of payment and (B) an amount determined by multiplying the fractional part, if any, of a PSU included in the balance of the PSU Portion of the Participant's Account by the Average Market Value of one share of Common Stock on the Business Day immediately preceding the date on which such payment is to be made. All payments shall be made on the last Business Day of February of the Plan Year following the year in which the Participant's Termination of Employment occurs.

     (c) A Participant may elect to have payment with respect to the PSU Portion and the Cash Portion of his or her Account made to the Participant or, in the event of the Participant's death, to his or her Beneficiary in the form of a series of 5, 10 or 15 annual installments, payable in the manner described in Section 10(d), if the Participants Account becomes payable as a result of the Participant's Retirement, or as a result of the Participant's death while he or she is still employed with the Corporation, the Company or any Affiliated Companies but after the Participant has met the age, or the age and service, requirements for eligibility for Retirement. An election under this Section 10(c) shall be filed by the Participant in any manner prescribed by the Committee at least one year prior to the date on which the Participant's Termination of Employment occurs. Any election so made may be revoked, and a new election may be made hereunder after such revocation. Any such revocation or new election shall be made in the same manner and by the same date as described in the second preceding sentence. No election or revocation of an election made hereunder shall be given effect unless it is made within the time prescribed herein.

     (d) If a Participant's Account becomes payable in the form of a series of 5, 10 or 15 annual installments pursuant to the Participant's election under Section 10(c), such payments shall be made in accordance with the following provisions.

          (i) The first such installment payment shall be made on the last Business Day of February of the Plan Year following the year in which the Participant's Termination of Employment occurs, and the remaining installment payments shall be made on the last Business Day of February of each succeeding Plan Year.

          (ii) Each installment payment to be made with respect to the Cash Portion of a Participant's Account shall be made in cash, in an amount determined by dividing (A) the balance of the Cash Portion determined as of the last day of the Plan Year preceding the year in which such payment is to be made by (B) the number of installment payments remaining to be made. The last such installment payment shall include Earnings credited to the Cash Portion for the month preceding the month in which such payment is made.

          (iii)Each installment payment to be made with respect to the PSU Portion of a Participant's Account shall be made partly in shares of Common Stock, and partly in cash. The number of shares to be included in each such installment payment shall be equal to the number of whole PSU's included in the quotient resulting from dividing (A) the total number of PSU's included in the balance of the PSU Portion of the Participant's Account as of the last day of the Plan Year preceding the year in which such payment is to be made by (B) the number of installment payments remaining to be made, and the amount of cash to be included in each such installment payment shall be determined by multiplying (C) the fractional part of a PSU included in the aforementioned quotient by (D) the Average Market Value of one share of Common Stock on the Business Day immediately preceding the date on which such installment payment is to be made. The last such installment payment shall include a number of shares of Common Stock equal to the whole number of any additional PSU's that are credited to the PSU Portion of a Participant's Account under Section 9(a) during the month preceding the month in which such payment is to be made, together with cash (in an amount determined in the same manner as described in the preceding sentence) for any fractional part of a PSU that is so credited.

          (iv) If a Participant should die before receiving all installment payments required to be made hereunder with respect to the Participant's Account, any installment payments remaining to be made at the date of the Participant's death shall be made to the Participant's Beneficiary in the same form, at the same times and in the same amounts as such payments would have been made to the Participant (A) if he or she had not died, and (B), in the case of installment payments required to be made to a Beneficiary due to the death of a Participant occurring before the Participant had received any such payments, if the Participant's employment had terminated as a result of Retirement on the date of his or her death.

     (e) Notwithstanding any other provision in this Section 10 to the contrary, payment with respect to any part or all of the Participant's Account balances may be made pursuant to such other provisions of this
          Section 10 if (i) the Participant requests such early payment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) of the federal income tax regulations. The amount that may be so paid shall not exceed the amount necessary to meet such emergency.

11.       Change in Control

Notwithstanding any other provision in the Plan to the contrary, upon the occurrence of a Change in Control, the following provisions shall apply:

     (a) The balance of each Participant's Account shall become fully vested and non forfeitable and immediately payable in full. Payment with respect to each Participant's Account balance shall be made to the Participant or, if the Participant has died, to his or her Beneficiary, in the form of a single lump sum cash payment. The amount so payable with respect to each Participant's Account shall be equal to the sum of (i) the balance of the Cash Portion of the Participant's Account plus (ii) an amount determined by multiplying the aggregate number of PSU's then included in the balance of the PSU Portion of the Participant's Account by the Determined Value of one share of Common Stock.

     (b) Each Eligible Employee and each Eligible Spouse for whom an Excess Pension Benefit or an Excess Survivorship Pension Benefit had become payable prior to a Change in Control shall be entitled, upon the occurrence of such Change in Control, to receive, in full discharge of the Corporation's obligations hereunder to such Eligible Employee or Eligible Spouse, an immediate lump-sum cash payment in an amount that is of Equivalent Actuarial Value to the Excess Pension Benefit or the Excess Survivorship Pension Benefit so payable.

     (c) All amounts payable under this Section 11, reduced by any taxes withheld pursuant to Section 12, shall be paid as soon as practicable following the Change in Control.

12.       Taxes

The Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to any shares of Common Stock or any amounts payable under the Plan, including but not limited to, (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant or Beneficiary, and/or
(ii) requiring a Participant or Beneficiary to pay to the Corporation or any of its Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery or distribution of any Common Stock. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the Participant, or a portion of the shares of Common Stock that otherwise would be distributed to such Participant with respect to his or her PSU's, or a combination of cash and such shares of Common Stock.

13.       Adjustment of PSU's

In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares represented by Phantom Share Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 13, and, upon such notice, such adjustment shall be effective and binding for all purposes of the Plan.

14.       Source, Listing and Qualification of Common Stock

The Common Stock distributed under the Plan may be shares held in the treasury of the Company or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determine. The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before payment in Common Stock is due.

The Company, in its discretion, may postpone the issuance, delivery or distribution of Common Stock with respect to any PSU's until completion of such stock exchange listing or other qualification of shares under any state or federal law, rule or regulation as the Company may consider appropriate and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

15.       Designation and Change of Beneficiary

Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any Common Stock, payable under the Plan by reason of his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling, provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant in accordance with the provisions hereof or no Beneficiary survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

16.      Payments to Persons Other Than Participants

If the Committee shall find that any person to whom any amount, or any Common Stock, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, such amount, or such Common Stock, may be paid to such person's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person, unless a prior claim therefore has been made by a duly appointed legal representative of such person.

Any payment made under this Section 16 shall be a complete discharge of the liability of the Corporation with respect to such payment.

17.       Administration of the Plan

The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the discretionary authority and power, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan. The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee and each employee, officer, director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith.

18.       Amendment and Termination

The Plan may be amended, suspended or terminated, with prospective or retroactive effect, in whole or in part, by the Board of Directors without the consent of any Employee or any other person. The Committee may adopt any amendment that may be necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto, provided any such amendment does not have a material effect on the currently estimated cost to the Corporation of maintaining the Plan. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Employee or other person to benefits under the Plan prior to the date of such action as determined by the Committee in its sole discretion.

Notwithstanding any other provision in this Plan to the contrary, the Committee may direct that no benefit attributable to the application under the Retirement Plan of the Benefit Limitation described in clause (i) of the definition of the term "Benefit Limitations" be paid with respect to an Eligible Employee, or that no benefit otherwise provided with respect to a Participant under Section 5 or 6 be paid to such Participant or to his or her Beneficiary, if the Committee, in its sole discretion, determines that the payment of such benefit would jeopardize the Plan's status as a plan maintained primarily for the purpose of providing deferred compensation for "a select group of management of highly compensated employees" within the meaning of the applicable provisions of ERISA with respect to such benefits.

19.       General Provisions

The following additional provisions shall be applicable with respect to the Plan.

     (a) The Plan shall be binding upon and inure to the benefit of the Corporation, its Affiliated Companies, the Company and their respective successors and assigns, and Participants, Eligible Employees, Eligible Spouses and their estates. The Plan shall also be binding upon any successor corporation, or organization succeeding to, substantially all of the assets and business of the Corporation, but nothing in the Plan shall preclude the Corporation from merging or consolidating into or with, or transferring all or substantially all of its assets to, another corporation or organization that assumes the Plan and all obligations of the Corporation hereunder.

     (b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Employee the right to be retained in the employ of the Corporation or any of its Affiliated Companied or as affecting the right of the Corporation or any of its Affiliated Companies to dismiss any Employee.

     (c) The rights or interests of any Employee under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors or beneficiaries of such person.

     (d) A Participant or any other person shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for any purposes of any applicable provisions of Title I of ERISA.

     (e) The Plan shall be governed by the laws of the State of New York from time to time in effect.